Exhibit 10.18

AMENDMENT OF THE

Omega Commercial Finance Corp. & Gardens VE Limited

Strategic Alliance Agreement

WHEREAS, both the original STRATEGIC ALLIANCE AGREEMENT as made and entered into as of February 10, 2012 and the March 27, 2013 AMENDMENT by and between CCRE Capital LLC a wholly owned subsidiary of Omega Commercial Finance Corporation, herein after referenced as (“OMEGA”), and Gardens VE Limited (Company No. 07071936) a British Company, and its managing members, assignees, affiliates and agents herein after referenced as ("GARDENS") as collectively the (“Strategic Alliance” and or "Partners”) hereby state as follows as of the date herein the operating of  GARDENS (the "Subsidiary Strategic Alliance”) to undertake the acquisition and refurbishment of the La Posta Golf Course and Luxury Hotel  (the “Project”).

Whereas: Flavio Zuanier (“Zuanier”) is responsible for transferring an additional forty-six (46%) ownership interest in GARDENS to (“OMEGA”) now totaling a controlling interest of Ninety-Five (95%) percent of the ownership interests in Gardens VE Limited (Company No. 07071936) a British Company, and Zuanier will retain five (5%) ownership interest.

Whereas: Zuanier in consideration of transferring controlling interest to (“OMEGA”) shall receive One Million (1,000,000) shares of Omega Commercial Finance Corporation restricted stock authorized in the name of Flavio Zuanier.

Whereas: The (“Subsidiary Strategic Alliance”) will become a majority owned subsidiary of Omega Commercial Finance Corp effective only upon the consent of a PCAOB auditor and the Form 8-K SEC  filing by  (“OMEGA”s) management.

Whereas:  (“OMEGA”) has controlling Interest in the amount of Ninety-Five (95%) percent and twenty-five percent (25%) Profit Participating Interest pro rata for all mortgages, liens, operating expense, and or encumbrances the development/project herein of GARDENS may have at time of disbursements of profits.

Whereas:  Zuanier has a minority Interest in the amount of five (5%) percent and seventy-five percent (75%) Profit Participating Interest pro rata for all mortgages, liens, operating expense, and or encumbrances the development/project herein of GARDENS may have at time of disbursements of profits.

IN WITNESS WHEREOF, This Amendment of the Agreement may be executed in counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered via photocopy, facsimile, or electronic mail attachment shall be deemed equivalent to original signature for all purposes. This Amendment supersedes the terms and conditions of the March 27, 2013 Amendment.

CCRE Capital LLC &

OMEGA COMMERCIAL FINANCE CORP.

/s/ Jon S. Cummings

_________________________________________

 Jon S. Cummings IV, President

DATE:  2 /10 /2013

Gardens VE Limited (Company No. 07071936)

/s/ Zuanier Flavio

_________________________________________

Zuanier Flavio, CEO

DATE:  04 /12 /2013